UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2005

EVERGREEN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

OREGON
(State or other jurisdiction of incorporation or organization)

333-109667-04                                 91-1797880
               (Commission file number)                       (IRS Employer Identification No.)

3850 THREE MILE LANE, McMINNVILLE, OREGON          97128-9496
                      (Address of principal executive offices)                                                     (Zip Code)

503-472-9361
(Registrant’s telephone number, including area code)

NONE
         (Former name, former address and former fiscal year, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

         Evergreen International Aviation, Inc. ("Aviation") is a wholly-owned subsidiary of Evergreen Holdings, Inc. ("Holdings"). On May 13, 2004, Aviation and certain of its subsidiaries (the "Borrowers") entered into a $100.0 million three-year senior secured credit facility financing agreement (the "Secured Credit Facility") with Wells Fargo Foothill, Inc., as Agent, and Ableco Finance LLC (collectively, "the Wells Fargo Lenders"). The Secured Credit Facility is secured by substantially all of the assets of Aviation and its domestic subsidiaries (the "Collateral"). Payment of the Secured Credit Facility is guaranteed by Aviation, Holdings, and the owner trustee of the Trust Created February 25, 1986, a subsidiary of Aviation (the "Trust"). Aviation, Holdings, and the Trust are collectively referred to herein as "the Guarantors".

          On June 1, 2005, the Wells Fargo Lenders notified the Borrowers that the Wells Fargo Lenders believed that the Borrowers were in default of certain covenants of the Secured Credit Facility (the "Specified Events of Default"), as follows:

i)	occurrence of a default at the final maturity, on April 29, 2005, of the obligations under that certain Secured Loan Agreement, dated as of May 7, 1999, as amended, among FINOVA Capital Corporation, as lender, the owner trustee of the Trust, as borrower, and Aviation and Delford M. Smith, as owner participants (the "FINOVA Loan") (as of April 29, 2005, the outstanding principal balance of the FINOVA Loan was $2.5 million);

ii)	failure to maintain insurance on the Collateral;

iii)	making an unpermitted investment toward the purchase of two Boeing 747 airplanes; and

iv)	unauthorized use of the proceeds from advances under the Secured Credit Facility to renovate the two Boeing 747 airplanes.

          The Wells Fargo Lenders further notified the Borrowers that, as a result of the Specified Events of Default, the Wells Fargo Lenders had elected to charge the default rate of interest, which, as set forth in the Secured Credit Facility, is a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable. The default rate of interest will be charged retroactive to April 29, 2005, the date on which the Wells Fargo Lenders have asserted a default occurred under the FINOVA Loan. At April 29, 2005, the per annum rates of interest on the Secured Credit Facility ranged from 6.09% to 8.75%.

         The Agent specifically reserved all of its rights and remedies (and all rights and remedies of the Wells Fargo Lenders) against the Borrowers and the Guarantors, whether under the Secured Credit Facility, applicable law, or otherwise, including, but not limited to, the right to declare all or any portion of the obligations due under the Secured Credit Facility immediately due and payable. As of the date of the filing of this report, the Borrowers have not received notice of any such declaration.

         Based upon the facts and circumstances, the Borrowers do not believe that the Specified Events of Default constitute actual Events of Default, as defined under the Secured Credit Facility. The Borrowers are currently in active discussions with the Wells Fargo Lenders to resolve the matter.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVERGREEN HOLDINGS, INC. (Registrant)

Date: June 7, 2005	/s/ John A. Irwin John A. Irwin Chief Financial Officer

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